EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-102260, 333-98343, 333-67100, 333-67102, 333-04224, 333-16687, 333-23705, 333-27353 and 333-37191) pertaining to the Spectrian 1992 Stock Plan, as amended, Spectrian 1994 Director Option Plan, as amended, Spectrian 1998 NonStatutory Stock Option Plan, as amended, Spectrian 1998 Employee Stock Purchase Plan, as amended, Non-Plan Options, 2001 Equity Incentive Plan, 1996 Equity Incentive Plan, Profit Sharing 401(k) Plan, Magnum Microwave Corporation 1990 Employee Stock Purchase Plan and 1996 Non-employee Directors Stock Option Plan, Radian Technology, Inc. 1987 Stock Option Plan, C&S Hybrid Inc. 1996 Equity Incentive Plan, Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc., Form S-3 (No.’s 333-25437, 333-30803, 333-45353, 333-45595, 333-46891, 333-83827, and 333-31428) and S-4 No. 333-90882 of our report dated March 14, 2003 (except for Note 10 as to which date is April 14, 2003), with respect to the consolidated financial statements and schedule of REMEC, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2003.

/s/    ERNST & YOUNG LLP

San Diego, California

April 25, 2003